EXHIBIT 5-a-2



                        GREEN MOUNTAIN POWER CORPORATION
                            2000 STOCK INCENTIVE PLAN
                         500,000 SHARES OF COMMON STOCK
                               $3.33 1/3 PAR VALUE

     I am Senior Attorney and counsel for Green Mountain Power Corporation, a Vermont corporation (the "Company") and have acted as such in connection with the proposed issue and sale by the Company of an additional 500,000 shares of the Company's Common Stock, $3.33 1/3 par value (the "Additional Common Stock") pursuant to the terms and conditions of the Company's 2000 Stock Incentive Plan (hereinafter called the "Plan).

     As  such  counsel,  I  have:

     (a) Reviewed (i) the Registration Statements (hereinafter called the "Registration Statements") on Form S-8 relating to the Plan and Additional Common Stock, which I understand you propose to file with the Securities and Exchange Commission under the Securities Act of 1933 on the date hereof; and (ii) the Plan;

     (b) Examined an Order of the Public Service Board of the State of Vermont dated July 12, 2000, consenting to and approving the issue and sale of Additional Common Stock pursuant to the Plan; and

     (c) Made such examination of law and examined originals, or copies certified or otherwise authenticated to my satisfaction, of all such other corporate records, instruments, certificates of public officials and/or bodies, certificates of officers and representative of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as I have deemed necessary in order to render the opinion hereinafter expressed.

     Based upon the foregoing, I am please to advise you that it is my opinion that:

     1. The Company is a Corporation duly organized, incorporated and validly existing under the laws of the State of Vermont, and has all corporate and other power and authority necessary to own its properties and carry on the business which it is presently conduction.


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     2.   The  Public  Service  Board of the State of Vermont  consented  to the issue and sale of the Additional Common Stock pursuant to the Plan in the Order dated July 12, 2000. No consent or approval of any other governmental authority is requisite to the valid issue and sale of the Additional Common Stock.

     3. When (i) the Registration Statement has become effective, (ii) the Additional Common Stock has been duly listed on the New York Stock Exchange, and (iii) the Additional Common Stock has been duly issued and sold pursuant to the Plan to participants therein, then the Additional Common Stock will be validly issued, fully paid and nonassessable.

     I  hereby  consent  to:

     A. being named in the Registration Statement and in any amendment thereto under the heading of "Legal Opinions and Experts" as counsel for the Company passing upon certain matters in connection with the issuance and sale of the Additional Common Stock;

     B. the making in said Registration Statement and in any amendment thereto of the statements now appearing in said Registration Statement under the heading "Legal Opinions and Experts" insofar as they are applicable to me; and

     C.   The  filing  of  this  opinion  as  an  exhibit  to  the  Registration
          Statement.

          I understand that a copy of this opinion is being delivered to Hunton & Williams, special counsel to the Company in connection with the issue and sale of the Additional Common Stock, who are also rendering an opinion to the Company relating to the matters referred to herein and that their opinion will be filed as an exhibit to the Registration Statement. In rendering their opinion Hunton & Williams are authorized to rely upon this opinion as to all matters of Vermont law involved in the conclusions expressed in their opinion.

                                                Very  truly  yours,


     July  27,  2000                            /s/  Jeffrey  P.  Trout
                                                --------------------------------
                                                Jeffrey  P.  Trout
                                                Senior  Attorney
                                                Green Mountain Power Corporation


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